Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of Atwood Oceanics, Inc. of our report dated November 22, 2011 relating to the financial statements which appear in such registration statement and management’s assessment of the effectiveness of internal control over financial reporting of Atwood Oceanics, Inc., incorporated by reference in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

January 6, 2012